UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2018 (March 19, 2018)

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Closing of Notes Offering

On March 19, 2018, Frontier Communications Corporation (“Frontier” or the “Company”) issued $1.6 billion aggregate principal amount of 8.500% Second Lien Secured Notes due 2026 (the “Second Lien Notes”). The Second Lien Notes were issued pursuant to an indenture, dated as of March 19, 2018, by and among Frontier, the guarantors party thereto and The Bank of New York Mellon, as trustee and collateral agent (the “Second Lien Notes Indenture”). The Second Lien Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act, at a purchase price equal to 100% of the principal amount thereof.

The Second Lien Notes are guaranteed by each of the Company’s subsidiaries that guarantees its senior secured credit facilities. The guarantees are unsecured obligations of the guarantors and subordinated in right of payment to all of the guarantor’s obligations under the Company’s senior secured credit facilities and certain other permitted future senior indebtedness but equal in right of payment with all other unsubordinated obligations of the guarantors. The Second Lien Notes Indenture provides that (a) the aggregate amount of all guaranteed obligations guaranteed by the guarantees are limited and shall not, at any time, exceed the lesser of (x) the principal amount of the Second Lien Notes then outstanding and (y) the Maximum Guarantee Amount (as defined in the Second Lien Notes Indenture), and (b) for the avoidance of doubt, nothing in the Indenture shall, on any date or from time to time, allow the aggregate amount of all such guaranteed obligations guaranteed by the guarantors to cause or result in the Company or any subsidiary violating any indenture governing the Company’s existing senior notes.

The Second Lien Notes are secured on a second-priority basis by all the assets that secure Frontier’s obligations under its senior secured credit facilities on a first-priority basis. The collateral securing the Second Lien Notes and the Company’s senior secured credit facilities is limited to the equity interests of certain subsidiaries of the Company and substantially all personal property of Newco West Holdings LLC.

The Second Lien Notes will bear interest at a rate of 8.500% per annum and will mature on April 1, 2026. Interest on the Second Lien Notes will be payable to holders of record semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2018.

Frontier may redeem the Second Lien Notes at any time, in whole or in part, prior to their maturity. The redemption price for Second Lien Notes redeemed before April 1, 2021 will be equal to 100% of the principal amount thereof, together with any accrued and unpaid interest to the redemption date, plus a make-whole premium. The redemption price for Second Lien Notes redeemed on or after April 1, 2021 will be equal to the redemption prices set forth in the Second Lien Notes Indenture, together with any accrued and unpaid interest to the redemption date. In addition, at any time before April 1, 2021, Frontier may redeem up to 40% of the Second Lien Notes using the proceeds of certain equity offerings.

In the event of a change of control triggering event, each holder of Second Lien Notes will have the right to require Frontier to purchase for cash such holder’s Second Lien Notes at a purchase price equal to 101% of the principal amount of the Second Lien Notes, plus accrued and unpaid interest.

The Second Lien Notes Indenture contains customary negative covenants, subject to a number of important exceptions and qualifications, including, without limitation, covenants related to indebtedness, disqualified stock and preferred stock; dividends and distributions to stockholders and parent entities; repurchase and redemption of capital stock; investments and acquisitions; transactions with affiliates; liens; mergers, consolidations and transfers of substantially all assets; transfer or sale of assets, including capital stock of subsidiaries; and prepayment, redemption or repurchase of indebtedness subordinated to the Second Lien Notes. Certain of these covenants will be suspended during such time, if any, that the Second Lien Notes have investment grade ratings by at least two of Moody’s, S&P or Fitch.

The Second Lien Notes Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Second Lien Notes to become or to be declared due and payable.

Supplemental Indenture

On March 19, 2018, Frontier received, pursuant to its previously announced cash tender offer and related consent solicitation for any and all of its outstanding 8.875% Senior Notes due 2020 (the “8.875% Notes”), the requisite consents to adopt the proposed amendments to the indenture governing the 8.875% Notes (the “8.875% Notes Indenture”). In connection therewith, Frontier and The Bank of New York Mellon, as trustee, entered into a Fourth Supplemental Indenture, dated as of March 20, 2018 (the “Supplemental Indenture”), to the 8.875% Notes Indenture. The Supplemental Indenture gives effect to the proposed amendments, which eliminated substantially all restrictive covenants, certain events of default and certain other provisions contained in the 8.875% Notes Indenture. The amendments to the 8.875% Notes Indenture became operative upon Frontier’s purchase of a majority in principal amount of the outstanding 8.875% Notes on March 20, 2018.

The tender offer and consent solicitation are being made upon the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement, dated March 6, 2018, and the related Letter of Transmittal.

The foregoing descriptions of the Second Lien Notes Indenture and the Supplemental Indenture are qualified in their entirety by reference to the full text of the Second Lien Notes Indenture and Supplemental Indenture, copies of which are filed with this report as Exhibits 4.1 and 4.3, respectively, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Second Lien Notes Indenture is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 20, 2018, Frontier issued a press release regarding its previously announced tender offers and consent solicitation and the closing of the Second Lien Notes offering. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of March 19, 2018, by and among, Frontier Communications Corporation, the guarantors party thereto and The Bank of New York Mellon, as trustee and collateral agent, with respect to the 8.500% Second Lien Secured Notes due 2026.

4.2	Form of 8.500% Second Lien Secured Note due 2026 (included in Exhibit 4.1 hereto).

4.3	Fourth Supplemental Indenture, dated as of March 20, 2018, to the Base Indenture, dated as of September 25, 2015, between Frontier Communications Corporation and The Bank of New York Mellon, as trustee, with respect to the 8.875% Senior Notes due 2020.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: March 21, 2018	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Secretary